UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

5/24/2007

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, Seattle, Washington	98185
(Address of principal executive officers)	(Zip Code)

(206) 545-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Safeco Corporation and its subsidiary Safeco Insurance Company of America entered into an Investment Management and Accounting Services Agreement with BlackRock Financial Management, Inc. (“BlackRock”) on May 24, 2007 (“Investment Management Agreement”). BlackRock Financial Management, Inc. is a subsidiary of BlackRock, Inc., one of the world’s largest publicly traded investment management companies, with more than $1 trillion in assets presently under management.

As of March 31, 2007, Safeco Corporation and its affiliates (together, “Safeco”) held investments totaling approximately $10.6 billion. Under the Investment Management Agreement, BlackRock will manage Safeco’s investment portfolio and provide certain investment management accounting services to Safeco. Safeco expects to complete this transition in the third quarter. This arrangement is part of Safeco’s ongoing efforts towards process improvement and optimization of its business.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Safeco Corporation
Registrant

Dated: May 29, 2007	/s/ Kris L. Hill
Kris L. Hill
Vice President and Controller